Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2026 with respect to the financial statements of Milestone Scientific Inc. included in the Annual Report on Form 10-K of Milestone Scientific Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

September 8, 2026